Exhibit 24(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



As independent accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 for the Anuhco, Inc. 1992 Incentive Stock Plan, File No. 33-51494, the American Carriers, Inc. 1983 Incentive Stock Option Plan, File No. 2-86915 and the Stock Option Agreement by and between Anuhco, Inc. and C. Ted McCarter, effective May 31, 1995, File No. 33-62553.





                                    /s/ Arthur Andersen LLP

                                    ARTHUR ANDERSEN LLP



Kansas City, Missouri

April 25, 1997





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